Exhibit 99.(h)(14)

AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

THIS AMENDMENT TO THE SECURITIES LENDING AUTHORIZATION

AGREEMENT (“Amendment”) dated as of the 5th day of August, 2026 (the “Effective Date”) between WisdomTree Trust (the “Trust”), on behalf of each of its series identified on Attachment 1 to the Agreement (defined below), as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”) and The Bank of New York Mellon (“Bank”).

WHEREAS, Bank and the Trust, on behalf of each Lender, entered into a certain Securities Lending Authorization Agreement dated as of October 18, 2024 (as amended, modified and supplemented from time to time, the “Agreement”);

WHEREAS, Bank and the Trust, on behalf of each Lender, desire to amend the Agreement in certain respects as hereinafter provided;

NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto, intending to be bound, hereby agree as follows:

1.           From and after the Effective Date, the Agreement is hereby amended by deleting Attachment 1 therefrom in its entirety and replacing it with the new Attachment 1 attached hereto as Exhibit A. For the avoidance of doubt, as of the Effective Date, any list of lenders previously attached as “Attachment I” to the Agreement shall hereby be deleted and superseded by the new Attachment 1 (List of Lenders) attached hereto as Exhibit A.

2.           Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended, modified or supplemented by this Amendment.

3.           This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf as of the day and year first set forth above.

THE BANK OF NEW YORK MELLON	WISDOMTREE TRUST on behalf of each of its series identified on Attachment 1 to the Agreement, severally and not jointly

By: /s/Donald Lawther	By: /s/Jonathan Steinberg
Name: Donald Lawther	Name: Jonathan Steinberg
Title: Senior Vice President	Title: President

By: /s/ David Dinadro
Name: David Dinadro
Title: Managing Director

EXHIBIT A

to

AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

ATTACHMENT 1

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated October 18, 2024

by and between

THE BANK OF NEW YORK MELLON and WISDOMTREE TRUST, on behalf of each of its series identified herein (each, a “Lender” and collectively, the “Lenders”) (the

“Agreement”)

LIST OF LENDERS

Below is the list of “Lenders” referred to in the Agreement.

List of Funds	Ticker
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	AGZD
WisdomTree U.S. SmallCap Fund	EES
WisdomTree U.S. Total Dividend Fund	DTD
WisdomTree U.S. SmallCap Dividend Fund	DES
WisdomTree U.S. MidCap Fund	EZM
WisdomTree U.S. Efficient Core Fund	NTSX
WisdomTree U.S. LargeCap Fund	EPS
WisdomTree U.S. High Dividend Fund	DHS
WisdomTree U.S. SmallCap Quality Growth Fund	QSML
WisdomTree U.S. MidCap Dividend Fund	DON
WisdomTree U.S. LargeCap Dividend Fund	DLN
WisdomTree U.S. Quality Dividend Growth Fund	DGRW
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	DGRS
WisdomTree U.S. Multifactor Fund	USMF
WisdomTree U.S. Value Fund	WTV
WisdomTree U.S. MidCap Quality Growth Fund	QMID
WisdomTree U.S. Quality Growth Fund	QGRW
WisdomTree 1-3 Year Laddered Treasury Fund	USSH
WisdomTree 7-10 Year Laddered Treasury Fund	USIN
WisdomTree Bianco Total Return Fund	WTBN

WisdomTree Floating Rate Treasury Fund	USFR
WisdomTree Efficient Gold Plus Equity Strategy Fund	GDE
WisdomTree International Efficient Core Fund	NTSI
WisdomTree Emerging Markets Efficient Core Fund	NTSE
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund	GDMN
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	AGGY
WisdomTree Bloomberg U.S. Dollar Bullish Fund	USDU
WisdomTree Emerging Currency Strategy Fund	CEW
WisdomTree Managed Futures Strategy Fund	WTMF
WisdomTree Target Range Fund	GTR
WisdomTree Enhanced Commodity Strategy Fund	GCC
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	SHAG
WisdomTree U.S. Corporate Bond Fund	QIG
WisdomTree U.S. High Yield Corporate Bond Fund	QHY
WisdomTree Interest Rate Hedged High Yield Bond Fund	HYZD
WisdomTree U.S. Short-Term Corporate Bond Fund	QSIG
WisdomTree Emerging Markets Corporate Bond Fund	EMCB
WisdomTree Voya Yield Enhanced USD Universal Bond Fund	UNIY
WisdomTree Mortgage Plus Bond Fund	MTGP
WisdomTree U.S. AI Enhanced Value Fund	AIVL
WisdomTree International AI Enhanced Value Fund	AIVI
WisdomTree International Equity Fund	DWM
WisdomTree Dynamic International Equity Fund	DDWM
WisdomTree Emerging Markets SmallCap Dividend Fund	DGS
WisdomTree Dynamic International SmallCap Equity Fund	DDLS
WisdomTree International SmallCap Dividend Fund	DLS
WisdomTree Japan SmallCap Dividend Fund	DFJ
WisdomTree Japan Opportunities Fund	OPPJ
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	XSOE
WisdomTree Global High Dividend Fund	DEW
WisdomTree True Emerging Markets Fund	XC
WisdomTree International MidCap Dividend Fund	DIM
WisdomTree International High Dividend Fund	DTH
WisdomTree Emerging Markets High Dividend Fund	DEM

WisdomTree Japan Hedged Equity Fund	DXJ
WisdomTree Global ex-U.S. Quality Growth Fund	DNL
WisdomTree Emerging Markets Quality Dividend Growth Fund	DGRE
WisdomTree Europe SmallCap Dividend Fund	DFE
WisdomTree True Developed International Fund	DOL
WisdomTree International Hedged Quality Dividend Growth Fund	IHDG
WisdomTree International Quality Dividend Growth Fund	IQDG
WisdomTree European Opportunities Fund	OPPE
WisdomTree Emerging Markets Multifactor Fund	EMMF
WisdomTree Europe Quality Dividend Growth Fund	EUDG
WisdomTree International Multifactor Fund	DWMF
WisdomTree China ex-State-Owned Enterprises Fund	CXSE
WisdomTree Europe Hedged Equity Fund	HEDJ
WisdomTree BioRevolution Fund	WDNA
WisdomTree Artificial Intelligence and Innovation Fund	WTAI
WisdomTree Cloud Computing Fund	WCLD
WisdomTree New Economy Real Estate Fund	WTRE
WisdomTree Private Credit and Alternative Income Fund	HYIN
WisdomTree Cybersecurity Fund	WCBR
WisdomTree Emerging Markets Local Debt Fund	ELD
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	AGZD
WisdomTree U.S. SmallCap Fund	EES
WisdomTree U.S. Total Dividend Fund	DTD
WisdomTree U.S. SmallCap Dividend Fund	DES
WisdomTree GeoAlpha Opportunities Fund	GEOA
WisdomTree Global Defense Fund	WDGF
WisdomTree Europe Defense Fund	WDEF
WisdomTree Asia Defense Fund	WDAF
WisdomTree Quantum Computing Fund	WQTM
WisdomTree Efficient U.S. Plus International Equity Fund	NTSD
WisdomTree Efficient Rare Earth Plus Strategic Metals Fund	WDIG
WisdomTree U.S. Adaptive Moving Average Fund	WAMA
WisdomTree International Adaptive Moving Average Fund	WIMA
WisdomTree Physical AI, Humanoids and Drones Fund	WDRN
WisdomTree Space Economy Fund	WSPC